Exhibit 10.1

AMENDMENT AND RESTATEMENT AGREEMENT

dated 23 October 2014

between

GULFMARK REDERI AS
as Borrower

provided by

The Financial Institutions listed in Schedule 1 as Lenders

with

DNB BANK ASA as Arranger

and

DNB BANK ASA as Agent

relating to a NOK 600,000,000
senior secured revolving credit facility agreement originally dated 27 December 2012

TABLE OF CONTENT

1	DEFINITIONS AND INTERPRETATION	3

2	CONDITIONS PRECEDENT	4

3	REPRESENTATIONS	4

4	AMENDMENT AND RESTATEMENT	4

5	FEES, COSTS AND EXPENSES	5

6	MISCELLANEOUS	5

SCHEDULES:

SCHEDULE 1:	THE LENDERS

SCHEDULE 2:	CONDITIONS PRECEDENT

SCHEDULE 3:	FORM OF AMENDED AND RESTATED FACILITY AGREEMENT

SCHEDULE 4:	FORM OF AMENDED AND RESTATED INSURANCE ASSIGNMENT

SCHEDULE 5:	FORM OF AMENDED AND RESTATED EARNINGS ACCOUNT PLEDGE

THIS AMENDMENT AND RESTATEMENT AGREEMENT is dated 23 October 2014 and made between:

(1)	GULFMARK REDERI AS (the “Borrower”);

(2)	DNB BANK ASA, as mandated lead arranger (in such capacity, the “Arranger”);

(3)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Existing Parties) as lenders (the “Lenders”);

(4)	DNB BANK ASA as facility agent (in such capacity, the “Agent”);

BACKGROUND:

(A)

The Borrower, the Arranger, the Lenders, and the Agent have entered into a senior secured revolving facility agreement originally dated 27 December 2012 (the “Original Facility Agreement”), pursuant to which the Lenders have agreed to make available to the Borrower (as defined in the Original Facility Agreement) a revolving credit facility in the original aggregate principal amount of NOK 600,000,000, subject to the terms and conditions of the Original Facility Agreement.

(B)	The Parties have agreed to certain changes and amendments, among other things, changes to the financial covenants and replacement of Vessels under the Original Facility Agreement.

(C)

This Agreement sets out the terms and conditions upon which the Original Facility Agreement is to be amended and restated for the purposes referred to in paragraph (B) above with effect from the Effective Date (as defined below).

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

a)	In this Agreement:

“Agreement” means this amendment and restatement agreement, including its Schedules.

“Amended and Restated Facility Agreement” means the agreement evidencing the terms upon which the facility granted pursuant to the Original Facility Agreement as amended by this Agreement will be provided on and from the Effective Date, the form of which is set out in Schedule 3 (Form of Amended and Restated Facility Agreement).

“Effective Date” means the date on which the Agent gives the notification referred to in Clause 2 (Conditions precedent) or such other date as the Company and the Agent may agree.

“Parties” means the parties to this Agreement (and a “Party” means any of them).

b)

Unless expressly defined in this Agreement (including its recitals) or a contrary intention appears, capitalised terms defined in the form of the Amended and Restated Facility Agreement attached hereto as Schedule 3 (Form of Amended and Restated Facility Agreement) have the same meaning in this Agreement (whether or not the Effective Date shall have occurred).

c)

The principles of construction set out in the form of the Amended and Restated Facility Agreement attached hereto as Schedule 3 (Form of Amended and Restated Facility Agreement) shall have the same effect as if set out in this Agreement.

d)	In accordance with the terms of the Original Facility Agreement, each Party designates each of this Agreement and the Amended and Restated Facilities Agreement as a Finance Document.

2	CONDITIONS PRECEDENT

The provisions of Clause 4 (Amendment and restatement) shall take effect only if the Agent has received all the documents and other evidence listed in Schedule 2 (Conditions precedent), each in form and substance satisfactory to it. The Agent shall notify the Company and the Lenders in writing promptly upon being so satisfied.

3	REPRESENTATIONS

a)	The Borrower makes the representations and warranties set out in Clause 18 (Representations) of the Amended and Restated Facility Agreement:

(i)	on the date of this Agreement (whether or not the Effective Date shall then have occurred); and

(ii)	on the Effective Date,

b)	The Borrower acknowledges that the Finance Parties have entered into this Agreement in full reliance on the representations and warranties made by it pursuant to paragraph a) above.

4	AMENDMENT AND RESTATEMENT

4.1	Amendment and restatement – Original Facility Agreement

With effect from the Effective Date, the Original Facility Agreement shall be amended and restated in its entirety, so that the rights and obligations of the Parties shall, on and from the Effective Date, be governed by and construed in accordance with the provisions of the Amended and Restated Facility Agreement, and from and after the Effective Date, the Amended and Restated Facility Agreement shall replace, and be substituted in its entirety for, the Original Facility Agreement.

4.2	Amendment and Restatement – Security Documents

With effect from the Effective date, the Assignment of Insurances and the Earnings Account Pledge shall be amended and restated in the form as set out in Schedule 4 and Schedule 5 hereto, respectively, and shall continue in full force and effect in these forms.

4.3	Continuing obligations

The Borrower:

a)	acknowledges and agrees to the amendment and restatement of the Original Facility Agreement as contemplated by this Agreement; and

b)

with effect from the date of this Agreement and the Effective Date, confirms that any guarantee and security granted by it under a Finance Document will continue in full force and effect and extend to the liabilities and obligations of the Borrower to the Finance Parties under the Finance Documents as amended by this Agreement.

5	FEES, COSTS AND EXPENSES

5.1	Flat fee

On the date of this Agreement, however not later than the Effective Date, or if relevant, upon cancellation of the Facility, the Borrower shall pay to the Agent for further distribution to the Lenders a non – refundable flat fee in the amount of 0.50% (zero point fifty per cent) of the Commitment.

5.2	Transaction costs and expenses

The Borrower shall reimburse the Agent and the other Finance Parties for the amount of all costs and expenses (including VAT and legal fees) reasonably incurred by the Agent and the other Finance Parties in connection with the negotiation, preparation and execution of this Agreement and any other documents referred to in this Agreement, including any Finance Document and the completion of the transactions contemplated in this Agreement.

6	MISCELLANEOUS

6.1	Incorporation of terms

The provisions of Clause 28 (Notices) and Clause 31 (Governing law and enforcement) of the Amended and Restated Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

6.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

* * *

SCHEDULE 1
THE PARTIES

Part I: The Borrower

Name of Borrower	Address	Registration number
Gulfmark Rederi AS	Strandgata 5, 4307 Sandnes, Norway	979 212 658

Part II: The Lenders

Name of Lenders	Address	Registration number
DNB Bank ASA	Solheimsgaten 7C, 5058 Bergen, Norway	988 081 264

SCHEDULE 2
CONDITIONS PRECEDENT

1	COPORATE AUTHORISATIONS

In respect of the Borrower:

a)	Certificate of Incorporation (firmaattest);

b)	Articles of Association (vedtekter);

c)	A copy of a resolution of the board of directors (and/or, as appropriate, the holders of the issued shares or limited liability company interests) of each Obligor:

(i)	approving the terms of, and the transactions contemplated by this Agreement and resolving that it executes this Agreement;

(ii)	authorising a specified person or persons to execute this Agreement on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement and the other Finance Documents.

d)	A power of attorney (if applicable)

In respect of the Parent Guarantor (if applicable):

a)	Certificate of Incorporation;

b)	Certificate of Good standing;

c)	Secretary’s Certificate;

d)	Articles of Association/Memorandum and Articles of Association

Resolutions passed at a board meeting, or by a unanimous written consent of the board, of the Parent Guarantor evidencing the approval of the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and the authorisation of its appropriate officer or officers or other representatives to execute the Finance Documents and any other documents necessary for the transactions contemplated by the Finance Documents to which it is a party, on its behalf;

2	Finance Documents

a)	A copy of this Agreement, duly signed by all the Parties.

b)	The Mortgage and new declaration of pledge in relation to North Cyrus (the “New Vessel”);

c)	Allonges to the existing Mortgages with increases in the mortgage amount from NOK 720,000,000 to NOK 780,000,000;

d)	Notices of Assignments of Insurances and the insurers’ acknowledgement thereof (if applicable) in relation to the New Vessel;

e)

Confirmation of acceptance from the Company to the Agent’s letter in respect of effective annual interest referred to in paragraph b) of Clause 12.1 (Calculation of interest) of the Amended and Restated Facility Agreement.

3	THE NEW VESSEL

a)

Evidence (by way of transcript of registry) that the New Vessel is registered in the name of the Borrower in the Norwegian Ordinary Ship Registry or other acceptable registry (as applicable), that the Mortgage have been, or will be within the Effective Date, executed and recorded with its intended first priority against the New Vessel, and that no other encumbrances, maritime liens, mortgages or debts whatsoever are registered against the New Vessel save for the first priority mortgage registered over the New Vessel.

b)

An updated class certificate related to the New Vessel from the classification society, confirming that the New Vessel is classed with the highest class in accordance with Clause 22.1.2 (Classification and repairs), free of extensions and overdue recommendations;

c)

Copies of insurance policies/cover notes documenting that insurance cover has been taken out in respect of the New Vessel in accordance with Clause 22.1.1 (Insurance), and evidencing that the Agent’s (on behalf of the Finance Parties) Security Interest in the insurance policies have been noted in accordance with the relevant notices as required under the Assignment of Insurances;

d)	Copy of commercial management agreement for the New Vessel;

e)	Copy of technical management agreement for the New Vessel;

f)	The New Vessel’s current SMC;

g)	The relevant Technical Manager(s)’ current DOC;

h)	The ISPS certificates for each Vessel;

i)	Evidence of the Fleet Market Value based on valuations not older than 6 months.

4	Other documents and evidence

a)

Evidence that all fees referred to in Clause 5 of this Agreement and CL 12 (Fees) of the Amended and Restated Facility Agreement , costs and expenses, as are payable on or prior to the Effective Date, have or will be paid on its due date.

b)	Latest consolidated financial statements of the Borrower and the Parent Guarantor.

c)	A Compliance Certificate confirming that the Borrower is in compliance with the financial covenants as set out in Clause 20 (Financial covenants) of the Amended and Restated Facility Agreement.

d)

A copy of any other agreements, Authorisations (including confirmation that the relevant competition approvals have been granted) or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly at least two (2) Business Days prior to the Effective Date) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of any Finance Document.

5	Legal opinions

a)	A legal opinion of Advokatfirmaet Thommessen AS, legal advisers to the Arrangers in Norway, as to Norwegian law, substantially in the form distributed to the Arrangers prior to signing this Agreement.

b)	A legal opinion as regards laws of the State of Delaware issued by Norton Rose Fulbright.

SCHEDULE 3
FORM OF AMENDED AND RESTATED FACILITY AGREEMENT

[Separate document]

SCHEDULE 4
FORM OF AMENDED AND RESTATED ASSIGNMENT OF INSURANCES

[Separate document]

SCHEDULE 5
FORM OF AMENDED AND RESTATED EARNINGS ACCOUNT PLEDGE

[Separate document]

SIGNATORIES:

The Borrower:
Gulfmark Rederi AS
By: /s/ Quintin V. Kneen
Name: Quintin V. Kneen
Title: Director

The Lenders: DNB Bank ASA
By: /s/ Thomas Nordell
Name: Thomas Nordell
Title: Senior Vice President

The Arranger:
DNB Bank ASA
By: /s/ Thomas Nordell
Name: Thomas Nordell
Title: Senior Vice President

The Agent:
DNB Bank ASA
By: /s/ Thomas Nordell
Name: Thomas Nordell
Title: Senior Vice President

The content of this Amendment and Restatement Agreement is duly acknowledged and agreed, and capitalized terms used herein have the meaning set forth therefor in the Amended and Restated Facility Agreement. Furthermore the undersigned confirms as Parent Guarantor that the Parent Guarantee, and any other Finance Document to which the undersigned is a party, shall remain in full force and effect.

Guarantor:

GulfMark Offshore, Inc.

By:      /s/ Quintin V. Kneen

Name:       Quintin V. Kneen
Title:         President